Exhibit 4.1
                              AMENDED AND RESTATED
                       CONVERTIBLE NOTE PURCHASE AGREEMENT

         THIS AMENDED AND RESTATED CONVERTIBLE NOTE PURCHASE AGREEMENT (this "Agreement") is made and entered into this 9th day of August, 2006, by and among Affinity Technology Group, Inc., a Delaware corporation (the "Company"), and each of the investors identified on Schedule 1 attached hereto as it hereafter may be amended from time to time (collectively, the "Purchasers").

         WHEREAS, the Company has entered into a Convertible Note Purchase Agreement, dated as of June 3, 2002, as amended (the "Original Note Purchase Agreement"), by and among the Company and the investors named therein (the "Original Investors"), pursuant to which the Company has issued and sold to the Original Investors an aggregate of $1,575,336 principal amount of its 8% convertible secured notes (the "Old Notes"), including Old Notes with a principal amount of $536,336 that have been converted into shares of the common stock, par value $.0001 per share, of the Company; and

         WHEREAS, the Company desires to: (i) amend and restate the Original Note Purchase Agreement in its entirety; (ii) amend the current Old Notes by issuing an aggregate of $1,268,027 principal amount of new 8% convertible secured notes substantially in the form attached hereto as Exhibit A (the "Notes") having a maturity date of August 8th, 2008 in exchange for the Old Notes (including all interest that has accrued thereon); and (iii) increase to $5,000,000 the aggregate principal amount of Notes that may be issued by the Company (including the Notes issued in exchange for the Old Notes); and

         WHEREAS, the obligations under the Notes issued from time to time under this Agreement shall be secured by a security interest in the Company's equity interest in decisioning.com, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("decisioning.com"), pursuant to the Amended and Restated Security Agreement, in substantially the form attached hereto as Exhibit B (the "Security Agreement"), to be entered into between the Company and the Purchasers at Closing; and

         WHEREAS, the Purchasers desire to enter into this Agreement to acquire the Notes in the respective amounts set forth on Schedule 1 attached hereto on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Notes and the Security Agreement, the parties to this Agreement mutually agree as follows:

         1. AUTHORIZATION AND SALE.

                  1.1 Authorization. The Company has authorized the issuance and sale of the Notes to the Purchasers. The Purchasers acknowledge and agree that
(a) the maturity date of any Note issued under this Agreement shall be no earlier than the first anniversary and no later than the second anniversary of the date of issuance of such Notes, as such maturity dates shall be set forth on
Schedule 1; and (b) the Conversion Price (as defined in the Notes) of any Note issued under this Agreement may be such price per share as agreed-upon by the Company and each Purchaser at the time of issuance of such Note, as such Conversion Price shall be set forth on Schedule 1.

                  1.2 Sale. Subject to the terms and conditions hereof, each Purchaser agrees separately (and not jointly) to purchase from the Company, and the Company agrees to sell and issue to each Purchaser, a Note in the principal amount and with the maturity date as set forth next to each Purchaser's name on
Schedule 1 hereto at the respective purchase price set forth opposite such Purchaser's name on Schedule 1.

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



         2. CLOSING; DELIVERY.

                  2.1 Initial Closing. The initial closing of the purchase and sale of the Notes under this Agreement shall take place at the offices of the Company, 8807-A Two Notch Road, Columbia, South Carolina 29223, on August 9th, 2006 (the "Initial Closing"), or at such other time and date as the parties may agree in writing.

                  2.2 Subsequent Closings. Following the Initial Closing, the Company may issue and sell additional Notes under this Agreement, on the terms set forth in this Agreement, provided that the aggregate principal amount of all Notes issued by the Company at the Initial Closing and each subsequent closing (a "Subsequent Closing" and, together with the Initial Closing, the "Closing") shall not exceed $5,000,000. Schedule 1 to this Agreement and the Security Agreement shall be amended and restated at each Subsequent Closing to reflect the Notes issued to each Purchaser under this Agreement. Any Notes issued by the Company at a Subsequent Closing shall be considered "Notes" for all purposes of this Agreement, and each additional Purchaser shall be a "Purchaser" for all purposes of this Agreement.

                  2.3 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser the Note acquired by such Purchaser (as set forth on Schedule 1 hereto) and the Security Agreement, each duly executed by the Company and dated the date of the Closing, and such other certificates, consents, waivers and agreements as are reasonably requested by any Purchaser (together with this Agreement and the Security Agreement, collectively the "Transaction Documents"), against: (a) with respect to an Original Investor, delivery by such Original Investor to the Company for cancellation at the Closing of the Old Note issued to such Original Investor; and (b) with respect to any other Purchaser, payment of the purchase price payable for such Note by check or wire transfer. At the Closing, each Purchaser shall deliver to the Company the Security Agreement, duly executed by such Purchaser and dated as of the date of Closing.

                  2.4 Conditions to Closing. Each Purchaser's obligation to purchase, and the Company's obligation to sell, the Notes at the Closing is subject to the Purchasers having received a certificate, dated as of the Closing Date, of the President of the Company certifying that the board of directors of the Company has authorized the transactions contemplated by this Agreement and that the Certificate of Incorporation and Bylaws of the Company attached thereto are true, complete and correct.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers as follows:

                  3.1 Organization and Good Standing. Each of the Company and its subsidiaries is a corporation duly organized and validly existing under the laws of Delaware. Each of the Company and its subsidiaries has all requisite corporate power and authority necessary to conduct its business as it is now being conducted and as proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the failure to qualify would have a material adverse effect upon its operations or financial condition. The Company owns all the issued and outstanding capital stock of decisioning.com, and no other person, firm or entity has an equity interest in decisioning.com.

                  3.2 Capital Stock. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.0001 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.0001 per share ("Preferred Stock"). As of the close of business on August 1, 2006, (i) 44,904,802 shares of Common Stock were issued and outstanding, (ii) 6,383,700 shares of Common Stock were reserved for issuance upon exercise of options granted by the Company, (iii) 2,500,000 shares of Common Stock were reserved for issuance upon exercise of warrants issued by the Company and (iv) no shares of Preferred Stock were issued and outstanding. Except as set forth in the immediately preceding sentence or in the SEC Reports (as defined below), as of August 9th, 2006, there was outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no options, warrants or other rights to acquire from the
Company, and no subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, obligating the Company to issue, transfer or sell any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment, other than under this Agreement and the Notes issued hereunder. All of the Company's outstanding securities have been duly and validly authorized and issued and are fully paid and nonassessable. The shares of Common Stock that may be issued upon conversion of the Notes are duly authorized and, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

                  3.3 Authorization. The Company has the full corporate power and authority to enter into this Agreement and each of the Transaction Documents and to perform all of its obligations contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action, and this Agreement and each of the Transaction Documents constitutes (or will constitute, upon execution thereof) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies. No further authorization on the part of the Company, its board of directors or its stockholders is necessary to consummate the transactions contemplated by this Agreement or any of the Transaction Documents. Except for any filings required by federal or state securities laws that have been or will be made by the Company, no consent, approval, authorization or order of, or declaration by, filing or registration with, any court or governmental or regulatory agency or board is or will be required in connection with the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby or thereby.

                  3.4 SEC Reports; Financial Statements. The Company has furnished to the Purchasers the Company's proxy statement, dated as of April 28, 2006, with respect to its 2006 annual meeting of stockholders (the "Proxy Statement"), annual report on Form 10-K for the year ended December 31, 2005 (the "Form 10-K"), quarterly report on Form 10-Q for the quarter ended March 31, 2006 ("Form 10-Q") and all current reports on Form 8-K filed by the Company since it filed its Form 10-K (together with the Proxy Statement, the Form 10-K and the Form 10-Q, the "SEC Reports"), which contain, among other things, the Company's 2005 audited consolidated financial statements and interim unaudited consolidated condensed financial statements for the quarter ended March 31, 2006 (collectively, the "Financial Statements"). The Financial Statements consist of the consolidated statements of operations, stockholders' equity and cash flows of the Company for each of the three years in the period ended December 31, 2005, the consolidated balance sheet of the Company as of December 31, 2005, the condensed consolidated statements of operations and cash flows for the three months ended March 31, 2006 and March 31, 2005, and the condensed consolidated balance sheet as of March 31, 2006 (the "Balance Sheet"). As of its filing date, each SEC Document complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements (a) are in accordance with the books and records of the Company, (b) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied (subject, in the case of interim financial statements, to normal recurring year-end adjustments and the absence of notes), and (c) fairly present the financial position of the Company as of the respective dates thereof, and the results of operations and cash flows for each of the periods presented.

                  3.5 Absence of Undisclosed Liabilities. Except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than (a) liabilities or obligations reserved against or otherwise disclosed in the Balance Sheet, or (b) other liabilities or obligations (including accounts payable, accrued expenses, wages, salaries and Notes issued under this Agreement) that were incurred after the date of the Balance Sheet in the ordinary course of business consistent with past practice.

                  3.6 Absence of Material Changes. Except as disclosed in the SEC Reports, since the date of the Balance Sheet, the Company and its subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has not been (a) any material adverse change in the condition (financial or otherwise), results of operations, business, assets, or liabilities of the Company or any subsidiary, individually or taken together as a whole, or any event or condition which would have such a material adverse change, (b) any waiver or cancellation of any right of the Company or any subsidiary to the extent such waiver or cancellation has had or would have a material adverse effect on the condition (financial or otherwise) results of operations, business or assets of the Company or any subsidiary, or the cancellation  of  any  material  debt  or  claim  held  by  the  Company  or any subsidiary, (c) any encumbrances upon the assets of the Company or any subsidiary, other than a Permitted Lien (as defined in Section 5(c)(ii) hereof),
(d) any sale, assignment or transfer of any tangible or intangible assets of the Company or any subsidiary, except in the ordinary course of business, (e) any loan by the Company or any subsidiary to any officer, director, employee, consultant or stockholder of the Company or any subsidiary (other than advances to such persons in the ordinary course of business in connection with bona fide business expenses), (f) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property, financial condition or results of operations of the Company or any subsidiary, individually and taken as a whole, (g) any change in the accounting methods, practices or policies of the Company or any subsidiary, (h) any indebtedness incurred for borrowed money by the Company or any subsidiary, other than under this Agreement, (i) any default that has not been waived or material adverse amendment or premature termination of any material contract of the Company or any subsidiary or (j) any agreement or commitment (contingent or otherwise) by the Company or any subsidiary to do any of the foregoing.

                  3.7 Title to Properties and Assets; Liens, Etc. The Company and each of its subsidiaries has good and marketable title to its properties and assets, including the properties and assets reflected in the Balance Sheet, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than Permitted Liens. All facilities, equipment, fixtures, and other properties owned, leased or used by the Company and its subsidiaries are in reasonable operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company and each of its subsidiaries are in substantial compliance with all material terms of each lease to which they are parties or otherwise bound.

                  3.8 Tax Matters. The Company and its subsidiaries have filed all tax returns that they are required to file pursuant to any applicable law, and all such returns are complete and correct in all material respects. The Company and its subsidiaries have paid all taxes due and owing by them and have withheld and paid over all taxes which they are obligated to withhold from amounts paid or owing to any employee, partner, creditor or other third party. Neither the Company nor any subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The federal income tax returns of the Company and its subsidiaries have never been audited, no federal, state or local tax audits are pending or being conducted with respect to the Company or any of its subsidiaries, no information related to tax matters has been requested by any federal, state or local taxing authority, and no notice indicating an intent to open an audit or other review has been received by the Company or any of its subsidiaries from any federal, state or local taxing authority.

                  3.9 Compliance with Law and Other Instruments. To the Company's knowledge, the Company and its subsidiaries have complied in all material respects with, and are not in material violation of, any and all statutes, laws, regulations, decrees and orders of the United States and of all states, municipalities and agencies applicable to the Company, its subsidiaries or the conduct of their respective businesses. Except as disclosed in the SEC Reports, upon consummation of this Agreement, neither the Company nor any of its subsidiaries will be in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, promissory note, indenture, loan agreement or other material contract to which it is a party or by which its properties are bound. Neither the issuance of the Notes, or the execution and delivery of this Agreement and the Transaction Documents nor the consummation of the transactions contemplated herein or therein, will (i) conflict with, constitute a breach of, constitute a default under, or an event which, with notice or lapse of time or both, would be a breach of or default under, the respective certificates of incorporation or bylaws of the Company or any of its subsidiaries, (ii) conflict with or constitute a breach of, constitute a default under, or an event which, with notice or lapse of time or both would be a breach of or default under, any agreement, indenture, mortgage, deed of trust or other instrument or undertaking to which the Company or any of its subsidiaries is a party or by which any of its properties are bound which would have a material adverse effect on the Company's business, (iii) constitute a violation of any law, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries,
(iv) result in the creation or imposition of any lien or material charge or encumbrance upon any property of the Company or any of its subsidiaries, other than under the Security Agreement, or (v) permit any party to terminate any agreement to which the Company or any of its subsidiaries is a party or beneficiary thereto which would have a material adverse effect on the Company's business.

                  3.10 Litigation. Except as disclosed in the SEC Reports, there is no litigation or governmental proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in any judgment or liability which would materially and adversely affect any of the property and assets of the Company or any of its subsidiaries, or the right of the Company or any of its subsidiaries to conduct its or their businesses as now conducted or as proposed to be conducted.

                  3.11 Intellectual Property. Except as disclosed in the SEC Reports, the Company and its subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other intellectual property and proprietary rights and processes (collectively, "Intellectual Property") used in their business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. The Company has transferred and assigned all of its rights under the following patents to decisioning.com: U.S. Patent No. 5,870,721 ("System and Method for Real Time Loan Approval"); U.S. Patent No. 5,940,811 ("Closed Loop Financial Transaction Method and Apparatus"); and U.S. Patent No. 6,105,007 ("Automatic Financial Account Processing System") (collectively, the "Patents").

                  3.12 Disclosure. Neither this Agreement nor any of the Transaction Documents contains any untrue statement of any material fact, or omits to state any material fact that is necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, complete and not misleading.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby severally represents and warrants to the Company as follows:

                  4.1 Purchase for Own Account. Such Purchaser is acquiring the Notes and the securities into which they may be converted for its own account, for investment and not with a view to or in connection with any distribution or resale thereof. Such Purchaser does not have any contract, understanding, agreement or arrangement with any person to sell or transfer the Notes or the securities into which they may be converted.

                  4.2 Restrictions on Transfer.  Such Purchaser understands that
(a) neither the Notes nor any securities issuable upon conversion thereof has been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any jurisdiction and (b) the economic risk of an investment in the Notes must be borne for an indefinite period of time because neither the Notes nor the securities into which they may be converted may be sold or otherwise transferred unless subsequently registered under the Securities Act or an exemption from registration under the Securities Act is or becomes available.

                  4.3  Knowledge  of  the  Purchaser.   Such  Purchaser  (a)  is
knowledgeable with respect to the financial, tax and business aspects of ownership of the Notes and the securities into which they may be converted and of the business of the Company and (b) can bear the economic risk of an investment in the Notes including the complete loss thereof. By virtue of his or its own knowledge and experience in financial and business matters, such Purchaser is capable of evaluating the merits and risks of making this investment. Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

                  4.4 Power and Authority. Such Purchaser has the requisite power and authority to enter into this Agreement, to purchase the Notes and to carry out and perform his or its obligations under the terms of this Agreement. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to which such Purchaser is a party do not contravene the terms of such Purchaser's organizational documents and do not violate, conflict with or result in any breach or contravention of any contract or agreement of such Purchaser or constitute a violation of any law, regulation, judgment, order or decree applicable to such Purchaser.

                  4.5 Due Execution. This Agreement has been duly authorized, executed and delivered by such Purchaser and, upon due execution and delivery by the Company, will be a valid and binding agreement of such Purchaser, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies.

         5. COVENANTS. Until the date that any amounts due under the Notes are no longer outstanding:

                  (a) The Company and each of its subsidiaries will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under GAAP consistently applied.

                  (b) The Company will furnish the Purchasers, promptly upon request, such information about the business, condition (financial or otherwise) or operations of the Company and its subsidiaries as the Purchasers may from time to time reasonably request, provided that the requested information is reasonably available to the Company or can be easily obtained and provided further that each requesting Purchaser shall have entered into a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company.

                  (c) The Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, take any of the following actions without first obtaining the approval of Purchasers holding at least a majority of the aggregate principal balance of all Notes then outstanding:

                           (i) create,  incur,  or assume any  indebtedness  for
money borrowed in excess of $500,000 in the aggregate by the Company or any of its subsidiaries other than indebtedness pursuant to this Agreement;

                           (ii) mortgage,  encumber,  create,  or incur liens on
the assets of the Company or any of its subsidiaries, other than (A) under this Agreement and the Security Agreement, (B) liens incurred in the ordinary course of business, (C) liens in favor of carriers, warehousemen, mechanics, landlords and materialmen and other similar persons that are incurred in the ordinary course of business for sums not yet due and payable; (D) liens for current taxes incurred in the ordinary course of business that are not delinquent or remain payable without any penalty or are being contested in good faith by appropriate proceedings; (E) statutory liens of banks and statutory rights of set-off; (F) as to any leased assets or properties, rights of the lessors thereof, including liens evidenced by the filing, for notice purposes only, of financing statements in respect of true leases; (G) liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business; and (H) liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of the Company and its subsidiaries (collectively, "Permitted Liens");

                           (iii) pay,  or set aside any sums for the payment of,
any distributions or dividends on the equity securities of the Company, or repurchase or otherwise acquire any of the Company's outstanding equity securities, other than in connection with the termination of an employee's employment with the Company or any of its subsidiaries;

                           (iv) cause  decisioning.com  to  convey,  distribute,
assign or transfer the Patents to the Company or any affiliate thereof; or

                           (v)  agree  or  otherwise  commit  to take any of the
actions set forth in the foregoing clauses (i) through (iv).

                  (d) In case any one or more of the covenants and/or agreements set forth in this Agreement or the Transaction Documents shall have been breached by any party hereto, the Purchasers, with respect to a breach by the Company, and the Company, with respect to a breach by the Purchasers, may proceed to protect and enforce his or its rights either by suit in equity or by action at law or by both, including but not limited to an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in the Transaction Documents.

         6.       MISCELLANEOUS.

                  6.1 Entire Agreement; Effectiveness. This Agreement expressly supersedes and replaces the Original Note Purchase Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of South Carolina, without regard to the conflicts of laws provisions of the State of South Carolina or any other state.

                  6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.4 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  6.5 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, after three business days following deposit with the United States Post Office, postage prepaid, or after one business day if sent by confirmed telecopy, addressed:

                  (a) If to the Company:  Affinity Technology Group, Inc. 8807-A
                                          Two Notch Road
                                          Columbia, South Carolina 29223
                                          Attn: Joseph A. Boyle
                                          President and Chief Executive Officer
                                          Facsimile: (803) 758-2560

         or at such other address as the Company shall have furnished to the Purchasers in writing; and

                  (b) If to any Purchaser, the address set forth on Schedule 1 attached hereto or at such other address as such Purchaser shall have furnished to the Company in writing.

                  6.6 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  6.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or the Purchasers upon any breach, default or noncompliance of the Purchasers or the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Purchasers of any breach, default or noncompliance under this Agreement or any waiver on the Company's or the Purchasers' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, whether under this Agreement, by law, or otherwise afforded to the Company and the Purchasers, shall be cumulative and not alternative.

                  6.8 Amendments and Waivers. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Purchasers holding at least a majority of the principal amount of all Notes then outstanding.

                  6.9 Survival of Covenants and Agreements, Representations and Warranties. Except as expressly provided in Section 5, all covenants and agreements contained herein or made in writing by the Company or the Purchasers in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the Transaction Documents and the Closing until the respective Purchaser ceases to own any Notes. All warranties and representations contained herein shall survive for a period of two years after the Closing.

                  6.10 Further Assurances. Prior to and after the Closing, at the request of the Purchasers, the Company will take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate in doing, as the Purchasers may reasonably deem necessary or desirable, all things necessary to consummate and make effective, in a practicable manner, the Closing and the other transactions contemplated by this Agreement and the Transaction Documents, including, without limitation, (a) the execution and delivery of any additional waivers, consents, confirmations, agreements, instruments or documents, or the taking of all actions, whether prior to or after the Closing, necessary to issue and sell the Notes to the Purchasers and (b) to otherwise carry out the purpose and intent of this Agreement and the Transaction Documents.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date of Closing.


THE COMPANY:                 AFFINITY TECHNOLOGY GROUP, INC.,
                             a Delaware corporation



                             By:
                             -------------------------------------------
                             Joseph A. Boyle
                             President and Chief Executive Officer



             [SIGNATURE PAGES FOR THE PURCHASERS FOLLOW THIS PAGE.]

                            PURCHASER SIGNATURE PAGE




Principal Amount of                      -------------------------------------
   Note Purchased:  $________________    (Name of Purchaser)


                                         By:
                                         -------------------------------------
                                         Name:
                                         -------------------------------------
                                         Title:
                                         -------------------------------------

                       Schedule 1


Name and Address        Principal Amount
 of Purchaser          of Note Acquired     Purchase Price    Maturity Date
 ------------          ----------------     --------------    -------------